SMITH BARNEY MANAGED MUNICIPALS FUND
                                10f-3 REPORT
                 September 1, 2001 through February 28, 2002


                    Trade                         Par       Purchase  % of
Issuer                   Date      Selling Dealer      Amount         Price

Issue (1)

Orlando, FL Utilities Community    10/19/01       Goldman Sachs       $
2,740,000 $98.815        1.06%
 Water & Electricity Revenue
 5.000% due 10/1/2023

Massachusetts State GO, Series D   11/1/01        UBS PaineWebber
7,500,000 99.497         3.08
 5.000% due 11/1/2021

Triborough Bridge & Tunnel    11/7/01        Bear Stearns & Co.   43,250,000
 5.000% due 1/1/2032                    Samuel A. Ramirez & Co.
350,000
                              Advest, Inc.              250,000
                              Merrill Lynch             400,000
                              Lehman Bros.              750,000
                              UBS PaineWebber           750,000
                              First Albany              700,000
                              Morgan Stanley Dean Witter   500,000
                                              46,950,000    98.614
5.92

California State Public Workers    2/28/02        Goldman Sachs
22,000,000     99.012         17.12 A
 Board, Lease Revenue
 5.000% due 3/1/2027

Illinois Development Finance  12/3/01        Goldman Sachs
20,000,000     100.000        19.31
 Authority, PCR
 5.500% due 11/1/2026

Illinois State GO, 1st Series 2/1/02         Bear Stearns & Co.
 5.125% due 2/1/2021                                     3,250,000    99.458
 5.125% due 2/1/2022                                     4,000,000    99.073
 5.125% due 2/1/2027                                     8,000,000    97.861
                                             15,250,000               4.87 B

New Jersey State Transportation    12/14/01       UBS PaineWebber
2,000,000 107.025        0.20 C
 Trust Fund, Series B,
 6.000% due 12/15/2019

New Jersey State Transportation    12/14/01       UBS PaineWebber
18,310,000     97.532         1.06 D
 Trust Fund, Series B
 5.000% due 12/15/2021

Philadelphia, PA IDA Lease    12/12/01       Bear Stearns & Co.  15,000,000
95.868         5.11 E
 Revenue, Series B
 5.125% due 10/1/2026

Puerto Rico Electric Power    12/13/01       Goldman Sachs
 Authority Revenue, Series II
 5.000% due 7/1/2020                                     2,500,000    98.341
 5.125% due 7/1/2026                                   10,000,000     98.422
                                             12,500,000               3.12 F

  (1) Represents purchases by all affiliated funds; may not exceed 25% of the principal amount of the offering.

A - Includes purchases of $10,135,000 by other Smith Barney Mutual Funds. B - Includes purchases of $3,000,000 by other Smith Barney Mutual Funds. C - Includes purchases of $2,000,000 by other Smith Barney Mutual Funds. D - Includes purchases of $2,500,000 by other Smith Barney Mutual Funds. E - Includes purchases of $1,500,000 by other Smith Barney Mutual Funds. F - Includes purchases of $10,000,000 by other Smith Barney Mutual Funds.